Exhibit 3.2
                                           CONFORMED COPY


                  CERTIFICATE OF AMENDMENT
                             TO
                    AMENDED AND RESTATED
             CERTIFICATE OF LIMITED PARTNERSHIP
                             OF
                   BUCKEYE PARTNERS, L.P.

          The undersigned, desiring to amend the Amended and Restated Certificate of Limited Partnership of Buckeye
Partners, L.P. (the "Partnership") pursuant to the provisions of Section 17-202 of the Revised Uniform Limited
Partnership Act of the State of Delaware, does hereby certify as follows:

     FIRST:    The name of the limited partnership is
Buckeye Partners, L.P.

     SECOND:   The Amended and Restated Certificate of
Limited Partnership (the "Certificate") was filed in the Office of the Secretary of State of Delaware on February 10,
1998.

     THIRD:    Buckeye Pipe Line Company, having been
assigned and having assumed, effective December 31, 1998, the general partnership interest in the Partnership formerly held by Buckeye Management Company, hereby amends and restates Section 4 of the Certificate in its entirety to read as follows:

     4. General Partner. The name and the business address of the sole general partner of the Partnership is:
     Buckeye Pipe Line Company, a Delaware corporation,
     5002 Buckeye Road, Emmaus, PA 18049.

          IN WITNESS WHEREOF, the undersigned General
Partner has duly executed this Certificate of Amendment to Amended and Restated Certificate of Limited Partnership as of the 26th day of April, 2002.

                              BUCKEYE PIPE LINE COMPANY,
                              a Delaware corporation, as
                              sole General Partner


                              By: /S/ Steven C. Ramsey
                              Name: Steven C. Ramsey
                              Title: Senior Vice President, Finance
                                     and Chief Financial Officer